Exhibit 10.2

AMENDMENT NO. 1 TO MASTER AGREEMENT

dated April 1, 2013

among

GENWORTH MI CANADA INC.

and

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

and

GENWORTH FINANCIAL, INC.

and

GENWORTH FINANCIAL MORTGAGE INSURANCE COMPANY CANADA

2.

This Amendment No. 1 to Master Agreement, dated April 1, 2013 (this “Agreement”), is made by and among Genworth MI Canada Inc. (“Genworth Canada”), Brookfield Life Assurance Company Limited (“Brookfield”), Genworth Financial, Inc. (“Old Genworth”), Genworth Financial Mortgage Insurance Company Canada (“GFMICC”) and, upon signing the counterpart page attached hereto as Schedule A (the Counterpart Page”) and agreeing to be bound by this Agreement, Sub XLVI, Inc. (“New Genworth”).

RECITALS

WHEREAS Old Genworth is the indirect beneficial owner of approximately 57.5% of the issued and outstanding common shares of Genworth Canada and the sole issued and outstanding special share of Genworth Canada;

AND WHEREAS Genworth Canada, Brookfield, Old Genworth and GFMICC entered into a Master Agreement dated July 7, 2009 (the “Master Agreement”);

AND WHEREAS Old Genworth will undertake an internal reorganization (the “Reorganization”), whereby New Genworth, a Delaware corporation, will become the publicly-traded parent holding company of Old Genworth, Genworth Mortgage Holdings, Inc. and Genworth Mortgage Holdings, LLC, and each of their respective direct and indirect subsidiaries and which will change its name to Genworth Financial, Inc. upon the effectiveness of the Reorganization;

AND WHEREAS New Genworth desires to obtain the benefit of certain of the rights, interests and benefits held by Old Genworth pursuant to the Master Agreement, as amended hereby, without diminishing or expanding the rights of Old Genworth thereunder;

AND WHEREAS Genworth Canada, Brookfield, Old Genworth and GFMICC (the “Existing Master Agreement Parties”) have agreed to amend the Master Agreement;

AND WHEREAS New Genworth will become a party to this Agreement upon signing the Counterpart Page;

NOW THEREFORE, as of the date hereof, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto severally covenant and agree as follows:

1.	Definitions

Where used in this Agreement, all capitalized terms not otherwise defined shall have the respective meaning ascribed thereto in the Master Agreement.

2.	Effect

Provided that New Genworth has signed the Counterpart Page, this Agreement, and the amendments to the Master Agreement set forth herein, shall become effective simultaneously with the effectiveness of the Reorganization, without the requirement of any further act by the parties hereto. Upon the effectiveness of this Agreement, the parties to the Master Agreement shall be the Existing Master Agreement Parties and New Genworth.

3.

3.	Amendments to the Master Agreement

3.1 The Master Agreement is hereby amended, effective in accordance with Section 2 of this Agreement, by:

(a)	deleting the words “Genworth Financial, Inc.” in the ninth and tenth lines of the definition of “Affiliate” in Section 1.01 of the Master Agreement and replacing them with the words “New Genworth”;

(b)	adding the following definition of “New Genworth” to Section 1.01 of the Master Agreement:

““New Genworth” means Sub XLVI, Inc., a Delaware corporation that will become the publicly-traded parent holding company of Genworth Financial, Genworth Mortgage Holdings, Inc. and Genworth Mortgage Holdings, LLC, and each of their respective direct and indirect subsidiaries and which will change its name to Genworth Financial, Inc. upon the effectiveness of the reorganization involving Genworth Financial.”;

(c)	providing that all references to “Genworth Financial” contained in the Master Agreement shall hereafter continue to refer to Genworth Financial, Inc. (Old Genworth) and its Affiliates, including, for so long as Old Genworth is a Subsidiary of New Genworth, New Genworth;

(d)	deleting Brookfield’s address for notices, requests, claims, demands and other communications in Section 8.06 of the Master Agreement and replacing such address with the following:

“if to Brookfield:

Brookfield Life Assurance Company Limited

c/o Aon Insurance Managers (Bermuda) Ltd.

Aon House

30 Woodbourne Avenue

Pembroke, HM JX Bermuda

Attention: President

Phone: 441-295-2220

Fax: 441-292-4910”;

(e)	adding the address for notices, requests, claims, demands and other communications to New Genworth in Section 8.06 of the Master Agreement as follows:

“if to New Genworth:

Genworth Financial, Inc.

6620 West Broad Street

Richmond, VA 23230

4.

Attention: General Counsel

Phone: 804-662-2574

Fax: 804-662-2414”; and

(f)	deleting Section 8.10 of the Master Agreement and replacing such section with the following:

“Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Exhibits and Schedules hereto), and any amendments thereto, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement”.

3.2 The Existing Master Agreement Parties agree and acknowledge that, for the purposes of Section 8.11(b) of the Master Agreement, each Affiliate directly or indirectly transferred to New Genworth pursuant to the Reorganization shall remain an “Affiliate” of Old Genworth and shall continue to be bound by the restrictions set forth in Sections 2.01(a) and 2.02(b) of the Master Agreement from and after the time of completion of the Reorganization for so long as such entity is an “Affiliate” of Old Genworth under the Master Agreement.

4.	General

4.1 The Master Agreement as amended or supplemented by this Agreement shall continue in full force and effect.

4.2 The Master Agreement shall be read in conjunction with this Agreement, and the Master Agreement and this Agreement shall henceforth have effect so far as practicable as if all of the provisions of the Master Agreement and of this Agreement were contained in one instrument.

4.3 New Genworth hereby unconditionally and irrevocably guarantees, covenants and agrees to be jointly and severally liable with Old Genworth, and each of Genworth Canada and GFMICC shall have full recourse against Old Genworth and New Genworth both jointly and severally, for the due and punctual performance of all of Old Genworth’s obligations arising under or relating to the Master Agreement, and New Genworth shall cause Old Genworth to comply with all of Old Genworth’s respective obligations under or relating to the Master Agreement. The obligations of New Genworth pursuant to this Section 4.3 shall only apply if, at the relevant time, Old Genworth is a Subsidiary of New Genworth.

4.4 This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario irrespective of the choice of Laws principles.

4.5 The parties hereto acknowledge and agree that this Agreement may be executed by the parties hereto in counterparts, and transmitted by facsimile, each of which when so executed shall be deemed to be an original and each counterpart, together with all counterparts, shall constitute one and the same document.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

Per:	/s/ Brian Hurley
Name:	Brian Hurley
Title:	Chairman & CEO

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	President

GENWORTH FINANCIAL, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President

GENWORTH FINANCIAL MORTGAGE INSURANCE COMPANY CANADA

Per:	/s/ Brian Hurley
Name:	Brian Hurley
Title:	Chairman & CEO

SCHEDULE A

COUNTERPART TO AMENDMENT NO. 1 TO MASTER AGREEMENT DATED APRIL 1, 2013

(the “Amendment No. 1”)

The undersigned, Sub XLVI, Inc., hereby agrees to be bound by the terms of the Amendment No. 1 as a party to the Amendment No. 1 and shall be entitled to the benefits and be subject to the obligations of the Amendment No. 1 as though the undersigned had executed the Amendment No. 1 together with the other parties to the Amendment No. 1.

DATED April 1, 2013.

SUB XLVI, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President